1 CONSENT OF INDEPENDENT AUDITORS We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-265601, No. 333-231463, No. 333-225385, No. 333-204014, No. 333-171113, No. 333-160357, No. 333-123426, No. 333-76026) of PROG Holdings, Inc. of our report dated March 16, 2026, except for the effects of the revision discussed in Note 2 to the consolidated financial statements, as to which the date is April 6, 2026, relating to the financial statements of P- Squared, LLC, which appears in this Current Report on Form 8-K. /s/ PricewaterhouseCoopers LLP Atlanta, Georgia April 6, 2026 Exhibit 23.1